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EXHIBIT 10.3

                            ASSET FINANCING AGREEMENT

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                               General Conditions
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Between the Corporation designated in the attached "customer specific conditions" and hereafter referred as "the Customer"

and

IFN Finance SA, whose principal place of business is located at Levallois-Perret (922300), 39 rue Anatole France, hereafter referred as "IFN "

It has been agreed the following:

Based on the information provided by the Customer and its management, IFN agrees to enter into an Asset Backed Financing Agreement with the Customer, this agreement being made of the "General conditions" hereafter defined and the attached "Customer Specific Conditions".

Article 1: Object of the Agreement
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Subject to the conditions stipulated in this agreement, and consideration of its remuneration, IFN agrees to provide financing to the Customer based on the balance of its account receivables as it appears at the end of each week.

Article 2: Scope of the Agreement
---------------------------------
This agreement is applicable to receivables generated by the sale of goods and services provided the corresponding transactions are firm. During the duration of this agreement, the Customer agrees to transfer to IFN Finance all receivables falling within the scope of this agreement and to not enter into any other agreement with a third party which would be in competition with IFN.

Are excluded from the scope of this agreement receivables corresponding to:
     o Advance payments, conditional sales, consignments, partial or pro-forma invoicing, temporary invoicing
     o    Invoicing of penalties, late payment interest and other charges
Are also excluded receivables from businesses over which the customer has an effective controls or which conversely controls the customer by participating to:
     o    its management
     o    its financial structure

The respect of the above defined scope of the agreement will be the customer's responsibility, IFN having no control to perform.


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Article 3: Current Account
--------------------------
All transactions related to this agreement will be posted to a current account open in Customer's name in IFN books . All transaction posted to this account will be in Euros. At the initiative of IFN and at any time, transactions made in other currencies could be converted in Euros at the rate then prevailing. IFN will be entitled ,if necessary, to withdraw money from the currency current account.

In case of plurality of accounts, due to sales made in different foreign currencies, the currency current accounts will be considered only as sub-accounts of main current account with all consequences attached whatever the currency used for the transactions.

At the end of the termination notice period, a closing period will begin during which all outstanding transactions will be completed and the final balance established.

The Customer authorizes IFN to post to the debit of the Customer current account amounts corresponding to debts it owns due to a contract concluded with a supplier of the Customer.

Article 4: Debtors approval and Miscellaneous Arrangements
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Debtors for which the outstanding debt is expected to be greater than 100.000
Euros (One hundred thousand Euros) will be subject to IFN 's prior approval by providing all necessary information related to their identification, the agreed commercial and payment terms as well as the payment history. In the event the information provided is either incomplete or erroneous, the approval will be considered as having not been granted. All other debtors will be considered as automatically approved.

All decisions concerning debtors approvals are strictly confidential and are for Customer's use only. The Customer should not make any mention of these decisions to any third party or to the debtor himself. Approvals are given in writing, the approved amounts being inclusive of all applicable taxes.

Approvals determine only the applicable credit limit for the debtors concerned and do not imply any kind of warranty on IFN part.

Approvals can be reduced or cancelled at any time by IFN; decisions are communicated to the Customer by any available means and are immediately applicable. In the event an approval is cancelled, the outstanding debt should not exceed 100.000 Euros (one hundred thousand Euros).

(TRANSLATION NOTE: FOLLOWS SOME TECHNICALITIES CONCERNING THE WAY ACCOUNTS ARE HANDLED. NOT TRANSLATED)

Article 5: Transfer of Debts
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The transfer of debts to the benefit of IFN are made in accordance with articles
L 313-23 through 313-34 of the monetary and financial code and the article of law n(degree) 81 dated January 2,1981 known as the "loi Dailly".

The periodicity of transfers will be the last working day of each week. As a consequence, the amount of debts transferred to IFN should be strictly representative of the customer's own balance at the date of transfer, to the exception of transaction for which the reconciliation is in process.

Transfers of debts to IFN should be made using the special transfer form defined by IFN , copy of which has been given to the Customer who acknowledges its receipt. The following information are required for the transfer:
     o Date, number, total amount inclusive of taxes and payment terms for each invoice or credit note, together with the grand total of all invoices and credit notes transferred.
     o    Client number for each invoice or credit note


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In the event the Customer receives a draft in payment for one or several invoice(s) for which the debt has not yet been transferred to IFN due to the fact the draft was received after the last weekly transfer, the Customer agrees to postpone the posting of the said draft until the next weekly transfer.

The Customer is bound to deliver all documents necessary for the transfer of the debts. Invoicing will be made in Euros.

The Customer guarantees that all invoices are issued in accordance with the existing legislation. The Customer also guarantees that all invoices issued will include a disclaimer specifying the payment should be made to the benefit of IFN, a sample of the said disclaimer being attached in appendix to this contract.

For each debt transferred to IFN, the Customer guarantees the corresponding invoice was sent to the customer and that the said invoice included the disclaimer related to the payment in favor of IFN.

(TRANSLATION NOTE: FOLLOWS TECHNICALITIES CONCERNING THE HANDLING OF THE ACCOUNTS. NOT TRANSLATED).

Article 6: Proof of Debts
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Together with the weekly transfer form, the Customer will supply a copy of its account receivables as of the date of transfer, the said copy being signed and certified to be conform to the original. At any time IFN will have the right to request:
     o    The original of invoices
     o Copy of invoices together with a document, duly signed by the debtor, stating he accepts the debt to be transferred to IFN
     o All documents IFN will deem necessary to establish the proof of reality of the debt

Furthermore, IFN will have the right, by any means including a direct contact with the debtor, to conduct investigations in order to verify the validity of credit notes issued as well as to reality of the debts being transferred.

Article 7: Collection of Receivables
------------------------------------
In its capacity of the owner of a debt once it has been transferred, IFN is entitled to proceed to the collection of receivables as well as to grant additional delay for their payment or to negotiate with the debtor any other arrangement related to the said payment.

However, in consideration of the Customer's performance in collecting its receivables, IFN gives the Customer a mandate to proceed, on its behalf, to the collection of the receivables for which the debt has been transferred to IFN. As a counterpart, the Customer agrees to maintain its current performance in collecting the receivables and to strictly adhere to the defined procedures, copy of which is included in this agreement. Any modification to the said procedure should be approved by IFN before being put in use.

The mandate given to the Customer for the collection of receivables as defined in the above paragraph, could be cancelled at any time and by any means by IFN. In such event, the Customer agrees to:
     o    cease immediately to collect receivables
     o provide the necessary assistance to IFN particularly in case the reserve concerning the transfer of ownership is invoked, and inform IFN of any circumstances or event which could result in a late payment or compromise the payment.

In any case, IFN reserves its rights to intervene directly with the debtors, by any means and without any formality toward the Customer.

The Customer agrees to deposit immediately to a dedicated collection bank account open in the name of IFN, any instrument of payment received and related to the debts transferred and to mention the said bank account number on any invoice for which the debt will be transferred to IFN.


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In the event a payment related to a debt assigned to IFN is received on a bank account open in the Customer's name, the said payment is reputed to have been made to the Customer in his capacity of proxy of IFN and the corresponding amount should be transferred immediately to the IFN dedicated collection account. Failure to do so, will entitle IFN to deduct the corresponding amount from the Customer's current account, without prejudice for the sanctions provided in article 14 of this agreement.

The Customer agrees to mention IFN as the beneficiary for all commercial drafts. As a mandate of common interest, he also gives IFN the power to endorse any instrument of payment he receives and for which the Customer is mentioned as the beneficiary. The Customer also agrees not to revoke this mandate until the final balance of the current account is established.

In case a debtor contests a debt which has been assigned to IFN, the Customer will have thirty days from the date the contestation was brought to its knowledge, to resolve the issue and to obtain from the debtor the commitment to pay its debt in full. In the event the issue is not resolved within the thirty period, IFN will have the right to deduct the corresponding amount from the Customer's current account.

Article 8: Financing
--------------------
The amount of financing made available to the customer will be based on the balance of the Customer's current account after deduction of following:
     o    The warranty reserve as defined in the Customer specific conditions
     o    The receivables which have been not approved by IFN
     o    The receivables overdue by more than 30 days

Furthermore this amount will be reduced according to the percentage of financing and up to the financing limit defined in the Customer specific conditions.

The outstanding financing will be increased by the each withdrawal made by the Customer on its current account and decrease by the receivables collected. The balance of the current account will be used to calculate the amount of commissions paid to IFN as defined in the Customer specific conditions.

The Customer is entitled to make withdrawals from its current account at any time by sending written requests to IFN.

This right of withdrawal is limited to the available account balance. In the event this balance becomes negative, the customer will do its best to correct the situation as soon as possible. In such event interests will be charged by IFN at the commission rate plus two points.

Legitimate deductions on the amount due such as discounts made by the debtor, will be supported by the Customer as well as non-resolved dispute; they will be deducted from the available balance.

In addition to the provisions defined in the article 14 of this agreement and in case the Customer is unable to fulfill its contractual obligations, IFN will have the right to put in hold, in all or in part, the requests for withdrawal issued by the Customer.

Article 9: Warranty Reserve
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The customer requests IFN, in the conditions hereafter defined and according to the Customer specific conditions, to build a warranty reserve to the benefit of IFN to cover the principal, commissions, charges and any other obligation of the Customer resulting from the execution of this agreement.

This reserve will not be available to the Customer and will not bear any interest.


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IFN is entitled to use this reserve at any time, to cover any debt he owns on the Customer. In such case the warranty reserve should be rebuilt according to the provisions of the Customer specific conditions and without any possibility for the Customer to lower the level of such reserve.

At any time, this warranty reserve should cover the aggregate of the litigations in process, credit notes to be issued, discounts of any sort including end of year discounts and customer's agreed participation to its client's advertising campaigns.

During the termination notice period, the warranty reserve will be increased by fifty (50) percent.

Except in the case of formal and prior approval by IFN, the warranty reserve will not be transferable to any third party and could not use as collateral security to the benefit of a third party.

Article 10: Credit Insurance
----------------------------
The customer agrees to transfer to IFN its indemnification rights resulting from the credit insurance policy he subscribed to and agrees to make the necessary arrangements to obtain from the insurance company an amendment to the existing contract to assign its indemnification rights to IFN.

This amendment should be signed by the Customer, IFN, and the insurance company within one month following the signature of this agreement.

The existence of such insurance policy was a determinant factor in IFN decision to enter into this financing agreement with the Customer. As a consequence, IFN reserves its rights to terminate the agreement in case the insure policy is not renewed, terminated before its term or is not applicable due to the occurrence of certain events.

The Customer will supply to IFN, as soon they are made available to him, the following documents:
     o    Copy of the credit insurance policy and any amendment of it
     o    Copy of client's approvals or cancellation of such approvals
     o Copy of any document establishing the insurance policy contractual obligations are fulfilled, such as proof of payment of insurance premiums, insurance claims etc.

The customer hereby authorizes IPN to communicate directly with the insurance company in order to gather information.

Article 11: Remuneration of IFN
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The customer and IFN agree on the remuneration of IFN, the said remuneration being defined in the Customer specific conditions.

All taxes, duties and other fiscal charges related to the transactions object of this agreement , bank charges and expenses related to the management of the receivables and their collection will be supported by the customer in case the mandate assigned to the Customer and defined in the article 7 is cancelled by IFN. Exchange rate fluctuations and the resulting risks will also be supported by the Customer and no case by IFN.

Article 12: Information
-----------------------
IFN will keep the Customer informed of the status of the receivables transferred to IFN by sending a monthly statement detailing the transactions which took place during the previous month. Any entry posted to the Customer current account and shown on the monthly statement will be reputed to have been accepted by the Customer if not contested within the 30 days following the date at which the statement has been issued and forwarded to the Customer.


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The Customer will inform IFN of all major events concerning its operations, its management or the ownership of the company.

The Customer will forward to IFN, as soon as they are available and no later than the mandatory date defined by the current legislation, the following documents:
     o    Certificate of registration (Kbis) and company by-laws
     o    General sales conditions
     o Balance sheet and income statement including the different schedules, duly signed and certified to be conform to the original
     o    Auditors reports
     o Quarterly financial reports no later than the end of the month following the end of the quarter
     o On a case by case basis and on IFN request, the IFN Customer audit form with all required information

The Customer will have three months, starting from the first transfer of debt, to forward to IFN in the electronic format duly accepted by IFN and with the agreed periodicity, the following documents:
     o    Weekly: the receivable transfer form
     o Monthly: the receivable file or on request any information which will be deemed by IFN to be necessary to monitor the status of the receivables transferred and this during the duration of this agreement

Article 13: Customer's Obligation
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     o    The Customer accepts the fact IFN has the right to audit its books at any time and whenever this audit will be deemed necessary by IFN.
     o The Customer warrants that the debt transferred to IFN are liquid, certain and collectable and confirm the delivery of products and services will not be challenged by its clients from a technical or commercial standpoint
     o When the Customer's activity implies the delivery of products, the transfer of ownership to the clients should be made only at the time of payment except if otherwise agreed by IFN
     o The Customer will take appropriate steps to free IFN from any liability resulting from the loss or the destruction of the goods delivered to the client and more generally any liability resulting from damages caused to a third party.

Article 14: Start of Contract, Duration and Termination
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This agreement will be effect for an unlimited period of time starting at the date of signature by both parties.

Each party can terminate the contract at any time provided a three month notice be given to the other party. Termination should be made in writing by registered mail.

Except if otherwise accepted by IFN, the level of financing during the notice period should not exceed the amount existing at the date of notification of the termination.

IFN will be entitled to cancel the agreement without notice in the following cases:
     o Case of "force majeur" (fire, strike, destruction or impossibility for IFN to continue its activities etc.)
     o Substantial deterioration of the Customer's financial situation or withdrawal of the warranties given to IFN
     o Highly reprehensible Customer's behavior characterized by the following facts:


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          o    Lack of information to IFN, within five (5) working days,
               concerning the modification of the company legal status, its management or its commercial situation
          o Irregularities in Customer's accounting or its handling of the business
          o    Transfer to IFN of an unjustified receivable or a credit note
          o Non transmission of the funds received directly by the Customer and related to a debt transferred to IFN
          o Overdraft on the Customer current account not resorbed as stipulated in the article 8 of this agreement
          o    Lack of information as defined in chapter 12 of this agreement
          o Impossibility for the Customer to fulfill its contractual obligations

The termination of this agreement will not alienate IFN rights to collect the outstanding receivables or the Customer to receive any amount due at the date of termination.

Article 15: Transfer of the Agreement
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The benefit of the provisions of this agreement cannot be transferred, in all or in part and whatever the form, to a third party without the prior consent of IFN.

Article 16: Dispute
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Any dispute arising from the execution of this agreement, its interpretation or its termination will be brought before the commercial court of Paris, the French law being the only applicable law.

Signatures



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                            ASSET FINANCING AGREEMENT

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                          CUSTOMER SPECIFIC CONDITIONS
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Name of the corporation: CXR SAS
Principal place of business: Rue de l'Ornette, 28410 Abondant
Identification : SIREN 785 754 706

Article 1: Scope of the contract
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Nature of the products:   Manufacturing and sale of transmission equipment
Type of debtors:          Corporate and state organizations
Territory:                France, UK Belgium and Spain
Usual term of payment:    30 to 130 days
Maximum duration of the initial the ramp up period:          130 days

Article 2: Transfer of debts
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Periodicity:              weekly
Justification to be supplied on first demand:
                                         Invoices, purchase order, delivery slip

Article 3: Percentage and maximum financing
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     -   80 %  of approved receivables
     -   Maximum financing: 1.200.000 Euros
Financing for a given debtor should not exceed 10% of the total financing

Article 4: IFN Remuneration
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4-1 Fix Commission
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The following fix commission is agreed: 32.004 Euros per annum (before VAT)
This commission will be due whatever the duration of the agreement. It will be renewed automatically from year to year at the anniversary date of the agreement.
Payment will be made in twelve equal installments of 2.227 Euros each starting at the signature of the agreement.

4-1 Financing Commission
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Financing will be charged using the T4M rate plus 1,6 point.
Financing in other currencies will be indexed to the IFN export rate.

Article 5: Other Charges
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Search and duplication of a document: no charge. IFN will reject all requests for statements related to a period older than one year
Opening of dedicated bank account:          1.000 Euros
Request sent to Customer for a contractual document:       180 Euros per request


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Article 6: Date of Effect
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For the invoicing, this agreement will be in effect starting at the date of signature

Article 7: Security
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This agreement will be in effect on receipt of the joint and several guarantee from:
-Microtel Int'l Inc.

Article 8: Warranty Reserve
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-Amount:       120;000 Euros
-Build-up:     10 % of the transferred  debts

Article 9: Miscellaneous
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          -    The customer agrees to produce its consolidated accounts for fiscal year 2002 including the tax return and the auditors report respectively before May 31,2003 and June 30,2003.
          - The customer certifies he has not subscribed to a credit insurance policy. As the consequence the provisions of the article 10 are not applicable. However in the event the customer decides to subscribe to such insurance policy at a later date, he agrees to comply with the provisions of Article 10.

All prices quoted concerning commissions and other charges are exclusive of VAT. They will be increased by the VAT 1rate when applicable.

Signatures